Exhibit 99.1

Clayton Williams Energy Announces First Quarter 2011 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--May 3, 2011--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ: CWEI) today reported its financial results for the three months ended March 31, 2011.

Financial Results for the First Quarter of 2011

Net loss attributable to Company stockholders for the first quarter of 2011 (“1Q11”) was $7.9 million, or $0.65 per share, as compared to net income of $16.7 million, or $1.37 per share, for the first quarter of 2010 (“1Q10”). Cash flow from operations for 1Q11 was $33.3 million as compared to $30.4 million for 1Q10. The key factors affecting the comparability of the two quarters were:

  Oil and gas sales increased $15.9 million in 1Q11 versus 1Q10. Price variances accounted for $10.7 million of the increase and production variances accounted for the remaining $5.2 million. Average realized oil prices were $88.93 per barrel in 1Q11 versus $76.00 per barrel in 1Q10, and average realized gas prices were $5.24 per Mcf in 1Q11 versus $5.76 per Mcf in 1Q10.
  Oil production increased 20% in 1Q11 versus 1Q10 while gas production declined 37%. Oil and gas production per barrel of oil equivalent (“BOE”) declined by 2% in 1Q11 as compared to 1Q10. Oil production increased to 899,000 barrels, or 9,989 barrels per day, as compared to 752,000 barrels, or 8,356 barrels per day, while gas production declined to 2.1 Bcf, or 23,478 Mcf per day as compared to 3.3 Bcf or 36,978 Mcf per day for 1Q10. On a comparable basis, after giving effect to the sale of properties in North Louisiana in June 2010, oil and gas production in 1Q11 on a BOE basis was 9% higher than 1Q10. Since the Company’s current drilling emphasis is on the development of oil reserves, normal declines in gas production from existing wells is not being replaced with production from new drilling.
  Production costs increased 19% from $20.9 million in 1Q10 to $24.8 million in 1Q11 due to a combination of more producing wells, rising costs of field services and increased production taxes on higher oil and gas sales.
  Loss on derivatives for 1Q11 was $46.3 million ($44.6 million non-cash mark-to-market loss and a $1.7 million realized loss on settled contracts) versus a gain in 1Q10 of $10.3 million ($8.6 million non-cash mark-to-market gain and a $1.7 million realized gain on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.
  We recorded a gain of $13.2 million in 1Q11 on the sale our two 2,000 horsepower rigs and related equipment for total consideration of $22 million, consisting of $11 million cash and a promissory note for $11 million.
  In March 2011, the Company repurchased $143.2 million of Senior Notes due 2013. The repurchase of these notes resulted in a loss on early extinguishment of long-term debt during 1Q11 of $4.6 million.

Capitalization and Liquidity

As previously reported, in March 2011, we issued $300 million of aggregate principal amount of 7.75% Senior Notes due 2019 at par in a private placement to eligible purchasers. In April 2011, we issued an additional $50 million of aggregate principal amount of the same class of Senior Notes 2019 at 99% of par in a subsequent private placement. The Company used the aggregate net proceeds from these offerings of approximately $342 million to repurchase a portion of the Company’s 7¾% Senior Notes due 2013 and to repay outstanding indebtedness under the Company’s revolving credit facility. On a pro forma basis, after giving effect to issuance of the additional $50 million of Senior Notes in April 2011, the Company had approximately $346 million available on its revolving credit facility as of March 31, 2011.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, May 3rd at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 67721726. The replay will be available for one week at 888-286-8010, passcode 83761127.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended
	March 31,
	2011	2010
REVENUES
Oil and gas sales	$94,932	$79,042
Natural gas services	409	503
Drilling rig services	260	-
Gain on sales of assets	13,572	286
Total revenues	109,173	79,831

COSTS AND EXPENSES
Production	24,820	20,927
Exploration:
Abandonments and impairments	877	2,878
Seismic and other	1,278	1,660
Natural gas services	263	348
Drilling rig services	786	662
Depreciation, depletion and amortization	23,744	25,612
Accretion of abandonment obligations	674	647
General and administrative	12,499	6,224
Loss on sales of assets and impairment of inventory	196	-
Total costs and expenses	65,137	58,958
Operating income	44,036	20,873

OTHER INCOME (EXPENSE)

Interest expense	(6,412)	(6,109)
Loss on early extinguishment of long-term debt	(4,594)	-
Gain (loss) on derivatives	(46,345)	10,301
Other	1,087	828

Total other income (expense)	(56,264)	5,020

Income (loss) before income taxes	(12,228)	25,893

Income tax (expense) benefit	4,353	(9,218)

NET INCOME (LOSS)	$(7,875)	$16,675

Net income (loss) per common share attributable to
Clayton Williams Energy, Inc. stockholders:
Basic	$(0.65)	$1.37
Diluted	$(0.65)	$1.37

Weighted average common shares outstanding:
Basic	12,156	12,146
Diluted	12,156	12,146

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	March 31,	December 31,
	2011	2010
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$14,512	$8,720
Accounts receivable:
Oil and gas sales	37,245	35,361
Joint interest and other, net	12,772	9,893
Affiliates	1,754	796
Inventory	30,707	39,218
Deferred income taxes	2,813	5,074
Assets held for sale	-	8,762
Prepaids and other	15,048	5,997
	114,851	113,821
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,792,867	1,707,252
Natural gas gathering and processing systems	18,153	18,153
Contract drilling equipment	60,019	58,486
Other	17,637	17,425
	1,888,676	1,801,316
Less accumulated depreciation, depletion and amortization	(1,060,567)	(1,034,227)
Property and equipment, net	828,109	767,089

OTHER ASSETS
Debt issue costs, net	12,945	8,323
Other	1,918	1,684
	14,863	10,007

	$957,823	$890,917

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$63,339	$74,123
Oil and gas sales	31,905	28,920
Affiliates	946	1,251
Fair value of derivatives	36,175	7,224
Accrued liabilities and other	23,728	22,202
	156,093	133,720

NON-CURRENT LIABILITIES
Long-term debt	428,835	385,000
Deferred income taxes	71,515	78,035
Fair value of derivatives	19,085	3,409
Other	40,692	41,301
	560,127	507,745

STOCKHOLDERS' EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,215	1,215
Additional paid-in capital	152,316	152,290
Retained earnings	88,072	95,947
Total stockholders' equity	241,603	249,452

	$957,823	$890,917

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(7,875)	$16,675
Adjustments to reconcile net income (loss) to cash
provided by operating activities:
Depreciation, depletion and amortization	23,744	25,612
Exploration costs	877	2,878
Gain on sales of assets and impairment of inventory, net	(13,376)	(286)
Deferred income tax expense (benefit)	(4,353)	9,218
Non-cash employee compensation	7,401	2,010
Unrealized (gain) loss on derivatives	44,627	(8,602)
Accretion of abandonment obligations	674	647
Amortization of debt issue costs	568	335
Loss on early extinguishment of long-term debt	4,594	-

Changes in operating working capital:
Accounts receivable	(5,721)	(1,468)
Accounts payable	(11,954)	(8,989)
Other	(5,915)	(7,654)
Net cash provided by operating activities	33,291	30,376

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(82,993)	(58,276)
Proceeds from sales of assets	11,002	479
Change in equipment inventory	10,516	2,452
Other	(120)	(95)
Net cash used in investing activities	(61,595)	(55,440)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	293,000	26,000
Repayments of long-term debt	(256,165)	-
Premium on early extinguishment of long-term debt	(2,765)	-
Proceeds from exercise of stock options	26	-
Net cash provided by financing activities	34,096	26,000

NET INCREASE IN CASH
AND CASH EQUIVALENTS	5,792	936

CASH AND CASH EQUIVALENTS
Beginning of period	8,720	14,013

End of period	$14,512	$14,949

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF EBITDAX
(Unaudited)
(In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, gain on sales of assets and impairment of inventory, loss on early extinguishment of long-term debt and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of abandonment obligations, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended
	March 31,
	2011	2010

Net income (loss)	$(7,875)	$16,675
Interest expense	6,412	6,109
Income tax (benefit) expense	(4,353)	9,218
Exploration:
Abandonments and impairments	877	2,878
Seismic and other	1,278	1,660
Net gain on sales of assets and impairment of inventory	(13,376)	(286)
Loss on early extinguishment of long-term debt	4,594	-
Depreciation, depletion and amortization	23,744	25,612
Accretion of abandonment obligations	674	647
Non-cash employee compensation	7,401	2,010
Non-cash changes in fair value of derivatives	44,627	(8,602)

	$64,003	$55,921

	Clayton Williams Energy, Inc.
	Summary Production and Price Data
	(Unaudited)

		Three Months Ended
		March 31,
		2011	2010

	Oil and Gas Production Data:
	Oil (MBbls)	899	752
	Gas (MMcf)	2,113	3,328
	Natural gas liquids (MBbls)	83	57
	Total (MBOE)	1,334	1,364

	Average Realized Prices (a):
	Oil ($/Bbl)	$88.93	$76.00
	Gas ($/Mcf)	$5.24	$5.76
	Natural gas liquids ($/Bbl)	$48.34	$46.18

	Gain (Loss) on settled derivative contracts (a):
	($ in thousands, except per unit)
	Oil:
	Net realized loss	$(6,778)	$(1,621)
	Per unit produced ($/Bbl)	$(7.54)	$(2.16)

	Gas:
	Net realized gain	$5,060	$3,320
	Per unit produced ($/Mcf)	$2.39	$1.00

	Average Daily Production:
	Oil (Bbls):
	Permian Basin	6,177	4,909
	Austin Chalk/ Eagle Ford Shale	3,329	2,595
	South Louisiana	414	627
	Other	69	225	(b)
	Total	9,989	8,356

	Natural Gas (Mcf):
	Permian Basin	13,920	13,911
	Giddings Area:
	Austin Chalk/ Eagle Ford Shale	1,940	2,531
	Cotton Valley Reef Complex	2,953	3,529
	South Louisiana	3,149	7,513
	Other	1,516	9,494	(b)
	Total	23,478	36,978

	Natural gas liquids (Bbls):
	Permian Basin	618	272
	Austin Chalk/ Eagle Ford Shale	226	271
	South Louisiana	44	79
	Other	34	11	(b)
	Total	922	633

	Oil and Gas Costs ($/BOE Produced):
	Production costs	$18.61	$15.34
	Production costs (excluding production taxes)	$14.67	$12.18
	Oil and gas depletion	$17.46	$18.03

	General and Administrative Expenses:
	Excluding non-cash employee compensation	$5,098	$4,214
	Non-cash employee compensation (c)	7,401	2,010
	Total	$12,499	$6,224

(a)

Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards.  The Company did not designate any of its 2011 or 2010 derivative contracts as cash flow hedges.  This means that the Company's derivatives for 2011 and 2010 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet.  This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(b)	Other for 2010 includes production attributable to sold properties in North Louisiana as follows: Oil 148, Gas 8,718, NGL 5.

(c)	Non-cash employee compensation relates to the Company's non-equity award plans.

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to March 31, 2011.

		Oil		Gas
Swaps:		Bbls	Price	MMBtu (a)	Price
	Production Period:
	2nd Quarter 2011	632,000	$83.71	1,650,000	$7.07
	3rd Quarter 2011	547,000	$83.78	1,560,000	$7.07
	4th Quarter 2011	540,000	$83.78	1,500,000	$7.07
	2012	1,864,000	$93.65	-	$-
	2013	480,000	$96.70	-	$-
		4,063,000		4,710,000

(a)	One MMBtu equals one Mcf at a Btu factor of 1,000.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
cwei@claytonwilliams.com
www.claytonwilliams.com
or
Michael L. Pollard, 432-688-3029
Chief Financial Officer